EXHIBIT 5

Global Advantage Series Variable Annuity

Kemper | Investors LIFE INSURANCE COMPANY

A member of the Zurich Group

1. Owner

First Name/Name of Trust ____ MI ____ Last ____

Address ____ ☐ Male ☐ Female

Address ____

Address ____ Zip or Postal Code ____ Home Telephone ____

___/___/___ MM DD YY Date of Birth/Trust Date

Social Security/Tax I.D. Number ____

Joint Owner ____

Address ____ ☐ Male ☐ Female

Social Security Number ____ ___/___/___ MM DD YY Date of Birth

2. Annuitant

First Name ____ MI ____ Last ____

Address ____ ☐ Male ☐ Female

Address ____

Address ____ Zip or Postal Code ____ Home Telephone ____

___/___/___ MM DD YY Date of Birth/Trust Date

Social Security/Tax I.D. Number ____

Contingent Annuitant ____

Address ____ ☐ Male ☐ Female

Social Security Number ____ ___/___/___ MM DD YY Date of Birth

3. Beneficiary

Primary (If joint owners, write "Surviving Joint Owner" here) ____ % Relationship To Annuitant ____

Primary ____ % Relationship To Annuitant ____

Primary ____ % Relationship To Annuitant ____

Primary ____ % Relationship To Annuitant ____

Contingent ____ % Relationship To Annuitant ____

Contingent ____ % Relationship To Annuitant ____

For additional beneficiaries use Section 14.
Please make sure percentages total 100%

4. Initial payment

Initial Payment USD $____
Make check or other method of payment payable to Kemper Investors Life Insurance Company.

Plan Type:

- ☐ Non-qualified:
  - _____ New Non-Qualified Account _____ 1035 Exchange
- ☐ Individual Retirement Account (IRA):
  - _____ Regular payment for tax year _____
  - _____ Rollover _____ Direct Transfer
- ☐ SEP IRA
- ☐ Simple IRA
- ☐ Roth IRA:
  - _____ New Roth Account _____ Roth to Roth Transfer

5. Allocation of Payments

AIM
____% AIM V.I. International Growth I
____% AIM V.I. Global Real Estate I

AllianceBernstein
____% VPS Small Cap Growth A
____% VPS Growth & Inc A
____% VPS Intl Value A

American Century
____% VP Vista I
____% VP International

Blackrock
____% Fundamental Growth V.I. 1
____% Global Growth V.I. 1

Columbia
____% VIT Mid Cap Value A
____% VIT Sm Cap Value A
____% VIT Marsico Growth A
____% VIT Strategic Income A
____% VIT Small Company Gr A

Delaware
____% VIP High Yield Series
____% VIP Diversified Income Series

DWS Scudder
____% DWS Dreman Small Mid Cap Value VIP A
____% DWS Global Thematic VIP A
____% DWS Global Opportunities VIP A

Fidelity
____% VIP Index 500
____% VIP Equity-Income IC
____% VIP Industrials IC
____% VIP Mid Cap IC (Intl Bias)
____% VIP Health Care
____% VIP Energy

JP Morgan
____% Insurance Tr Core Bond 1

Morgan Stanley
____% UIF US Mid Cap Value I

Oppenheimer
____% Main Street/VA
____% Main Street Small Cap/VA
____% Core Bond Fund VA
____% Intl Growth Fund VA

PIMCO
____% VIP Global Bond

Pioneer
____% Fund VCT I
____% Equity Income VCT I
____% Strategic Income VCT I
____% International Value VCT I
____% Emerging Markets VCT I
____% Mid Cap Value VCT I

ProFunds
____% VP Precious Metals
____% VP Emerging Markets

Putnam
____% VT Income IA
____% VT High Yield IA
____% VT American Government Inc IA
____% VT Diversified Income IA

Rydex
____% Strengthening Dollar 2X Strategy
____% Europe 1.25X Strategy
____% Weakening Dollar 2X Strategy
____% Japan 1.25 X Strategy

Summit
____% Lehman Aggregate Bond (IGCr)
____% S&P MidCap 400 Index (Mid Growth)
____% Russell 2000 Small Cap (Small Blend)
____% EAFE International Index

T. Rowe Price
____% New America Growth

Van Eck
____% WWEmerging Markets
____% WW Bond
____% WW Hard Assets

Van Kampen
____% LIT Growth & Income I
____% LIT Government I

Vanguard
____% Var Ins Fund Tot Bnd Mkt Index (IGCr)
____% Var Ins Fund Tot Stock Mkt I (Lg Blend)
____% Var Ins Fund REIT Index

Wanger
____% Select
____% US Smaller Companies
____% International Select

Please make sure allocations total 100%.

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6. Replacement

7. Annuity Date

Do you have any existing annuity contracts or life insurance policies? No Yes

I elect to have annuitization payments begin on

Will any existing life insurance or annuity be replaced or will values from another insurance policy or annuity (through loans, surrenders or otherwise) be used to pay premiums for the policy or annuity applied for? No Yes

MM DD YY

(Enter Date)

(If yes, indicate company name and policy number)

The annuity date may not be later than age 91 or 10 years after issue if later, and must be at least one year after contract issue date.

8. Electronic Consent

Consent for Delivery of Initial Prospectus on CD-ROM or by Website: Yes No

By checking the “Yes” box and signing below, I acknowledge that I have chosen to receive and have received the initial prospectus for the Global Advantage Series Variable Annuity and the Underlying Portfolios either on computer readable compact disk (“CD”) or directly from the Kemper Investors Life Insurance Company’s website (www.KIGlobalAdvantage.com).

Global Consent for Electronic Delivery of All Available Documents: Yes No

By checking the “Yes” box and signing below, I acknowledge that I have chosen to receive in electronic format, instead of in paper format,

all the documents listed below for the Global Advantage Series Variable Annuity and the Underlying Portfolios (the “Documents”). I will receive the Documents either from Kemper Investors Life Insurance Company, or one of its affiliates, or one of its service providers (together, “Kemper Investors”). The Documents are:

Prospectuses, and Prospectus Supplements;

Statements of Additional Information (“SAI”), and SAI Supplements;

Annual Reports, and Semi-Annual Reports; and

Proxies, and Proxy Solicitation Materials.

I understand that Kemper Investors, at its discretion, will either:

send me the Documents by mail on a CD disk [or flash drive], or send me the Documents as an attachment in PDF format to an email, or send me notice by email of when and where the Documents will be posted on a website of Kemper Investors.

I can then view, download, and print the Documents if I wish. For purposes of electronic delivery, I agree that Kemper Investors may email notices and electronic Documents to me at the following email address:

U.S. e-mail address:

Other e-mail address:

I understand and agree that if Kemper Investors is unable to send me the Documents either on a CD disk or as an attachments to an email or to post the Documents on a website of Kemper Investors, then Kemper Investors will mail to me a paper version of the applicable Documents at my address of record.

I understand that if I checked one or both boxes above, then the following applies:

I have the right to receive the prospectus and all other Documents in paper form, and that a paper prospectus and a paper form of all other Documents have been offered to me.

I may request the initial prospectus and the current version of any of the Documents in paper form free of charge at any time by calling the Annuity Contact Center toll-free at the number listed at the bottom of this application.

My consent begins on the date that I sign below and continues until I revoke such consent. I understand that I can revoke my consent and request paper copies of the current version of any of the Documents at any time by calling the Annuity Contact Center toll-free at the number listed at the top of this application or by writing to Global Advantage Series Annuity Service Team, PO Box 19097, Greenville, SC 29602-9097 USA. If I revoke this consent, Kemper Investors will begin sending me paper copies of all Documents. I understand that Kemper Investors will not impose any fees or charges if I revoke my consent.

I have access to the hardware and software necessary to view the Documents online or in PDF format, and I understand how to use that hardware and software to view and print the Documents. The hardware requirements and software requirements are:

1. A personal computer or other access device with Internet access.

2. An Internet browser capable of supporting 128-bit SSL encryption (e.g., Netscape v.4.0 or later, Internet Explorer v5.0, or equivalent).

3. Adobe Acrobat Reader version 4.0 or later. This viewer is available for download, free-of-charge, at http://www.adobe.com/products/acrobat/readstep2.html

4. E-mail software.

5. The ability to download or print document.

6. Communications access to the Internet. This access may incur charges from internet service providers and local telephone companies. These costs are your responsibility.

I understand that, in order to retain the Documents indefinitely, I must (i) retain a copy of any CD provided, (ii) download the Documents (e.g., to a hard disk drive or a floppy diskette), or (iii) print the Documents myself, in which case I may incur costs for which I am responsible.

Signature

MM DD YY

Date

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9. Telephone Transfer

I authorize and direct Kemper Investors Life Insurance Company to accept telephone instructions (transfers and/or future payment allocation changes) from the following. (please check all that apply):

☐ I authorize the Owner

☐ I authorize my present and future financial advisor and their authorized individuals

☐ I authorize person(s) designated below

I agree to hold harmless and indemnify Kemper Investors Life Insurance Company and its affiliates and their collective directors, employees and representatives against any claim arising from such action.

______________________________ ______/______/______ ☐ I do not accept this telephone transfer privilege.

Name MM DD YY

Birth Date

10. Dollar Cost Averaging (DCA)

A. Source From a Single Subaccount:

Please transfer USD $__________ from ____________________

USD $100 minimum (Enter Subaccount Name)

B. Frequency Every: ☐ 1 ☐ 3 ☐ 6 ☐ 12 Months Beginning: ______/______/______

MM DD YY

C. Receiving Accounts

Enter the Subaccount Name (from Section 5) and the percent of the total DCA allocation below:

All allocations must total 100%

Percent	Subaccount	Percent	Subaccount
______ % to	____________________	______ % to	____________________
______ % to	____________________	______ % to	____________________
______ % to	____________________	______ % to	____________________

For additional Subaccounts, use Section 14. Unless otherwise specified, DCA will occur each period on the day of the month that corresponds to the date the contract is issued.

11. Systematic Withdrawals

Please withdraw USD $__________ Beginning ______/______/______

(USD $100 minimum) MM DD YY

(Enter Date)

Check One:

☐ Gross withdrawal: Deduct any withdrawal charges and tax withholding from the amount requested.

☐ Net withdrawal: Issue check for the exact amount requested. Deduct any withdrawal charges and tax withholding separately.

Every: ☐ 1 ☐ 3 ☐ 6 ☐ 12 Months

Indicate variable subaccounts to provide the withdrawal. If not indicated, the withdrawal will be pro-rated from all available account balances.

______ % from ____________________ ______ % from ____________________

Enter Subaccount Name Enter Subaccount Name

______ % from ____________________ ______ % from ____________________

Enter Subaccount Name Enter Subaccount Name

The Company is required to withhold ten percent (10%) of the federally taxable amount on distributions other than eligible rollover distributions, unless you elect to cancel this withholding. If you elect to cancel this withdholding, you may be responsible for payment of estimated tax and you may incur tax penalties if the sum of the amount withheld and your estimated tax payments are not sufficient. If you make no election, your signature authorizes 10% to be withheld from the distribution.

Federal Withholding: ☐ Withhold 10% ☐ Do not withhold ____________ Specify Percent

State Withholding: ☐ As required by state ☐ Do not withhold ____________ Specify Percent ________ Specify dollar amount

See form for automatic age 70 ½ minimum distributions.

Withdrawals before age 59 ½ may be subject to a 10% IRS penalty.

Please consult your tax adviser.

☐ I wish to use Electronic Funds Transfer (Direct Deposit). I authorize Kemper Investors Life Insurance Company to correct electronically any overpayments or erroneous credits made to my account.

Bank Account Number: ____________________ Bank Routing Number: ____________________

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12. Automatic Asset Rebalancing

13. Systematic Accumulations

I elect Automatic Asset Rebalancing (AAR) among the above accounts.

With Automatic Asset Rebalancing, we will automatically make transfers among the subaccounts on the first day of each calendar quarter to bring your contract back in line with the percentages provided in Section 5 or with the percentages you most recently provided to us.

I authorize automatic deductions of USD $ from my bank account to be applied to this contract beginning each period on the date the contract is issued, unless otherwise specified below. ($10,000 minimum for Non-Qualified contracts and $500 minimum for Qualified)

Beginning:

MM DD YY

Every: 1 3 6 12 Months

14. Remarks

Bank Account Number:

Bank Routing Number:

15. Signatures

Receipt is acknowledged of the current prospectus for this annuity and the underlying funds elected in Section 5. Benefits, payments and values provided by the contract are variable and are not guaranteed as to the U.S. dollar amount.

Please check here if you would like a statement of additional information.

I agree that all statements are true and correct to the best of my knowledge and belief and are made as a basis for my application.

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

Signature Of Owner Signed At (City/State/Country) MM DD YY

Date

Signature Of Joint Owner

16. Registered Representative/Dealer Information

Does the owner have any existing annuity contracts or life insurance policies? No Yes

To the best of your knowledge, will any existing life insurance or annuity be replaced or will values from another insurance policy or annuity (through loans, surrenders or otherwise) be used to pay premiums for the policy applied for? No Yes (Attached replacement forms a required)

I certify that the information provided by the owner has been accurately recorded; current prospectuses were delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner. Suitability information has been obtained and filed with the broker/dealer.

Signature Of Registered Representative Telephone Number

Printed Name Of Registered Representative B/D Client Acct. #

Printed Name Of Broker/Dealer

Branch Office Street Address For Contract Delivery

Representative Number

Where to send your completed application

Step 1:

Fax the completed application to

Kemper Investors Life Insurance Company

c/o Tim Bain at 704-295-6680.

Step 2:

Please send the completed application to:

Kemper Investors Life Insurance Company

GLOBAL ADVANTAGE SERIES (overnight mail)

2000 Wade Hampton Boulevard

Greenville, South Carolina 29615-1064 United States of America

- or -

Kemper Investors Life Insurance Company

GLOBAL ADVANTAGE SERIES (regular mail)

PO BOX 19097

Greenville, South Carolina 29602-9097 United States of America

Step 3:

Please coordinate with your local bank to have your initial Purchase Payment wired to Kemper Investors Life Insurance Company.

Wiring instructions can be found below. Wiring Instructions

Payee: Request that the originating bank include a line of text, identifying your name Receiving Bank Name: Bank of America

Institution Name: Kemper Investors Life Insurance Company

Account Number: DDA#: 1235544833 ABA#: 026009593

Transaction Type: Credit

If you have any questions about your application, please call your U.S. Financial Representative or the Annuity Contact Center at International Toll-Free: (0) 8082342571 or U.S. Toll-Free: 888-864-3901.

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